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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2002

Comarco, Inc.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-5449 (Commission File Number)	95-2088894 (IRS Employer Identification No.)

2 Cromwell, Irvine, California (Address of principal executive offices)	92618 (Zip Code)

Registrant’s telephone number, including area code (949) 599-7400

(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events

The Board of Directors of the Registrant approved the adoption of a Right Agreement on February 4, 2003. Attached hereto as Exhibit 99.1 is a press release dated February 5, 2003 issued by the Registrant in connection with the Registrant’s adoption of the Rights Agreement which is incorporated by reference herein.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 5, 2003, announcing the adoption of the Rights Agreement by the Board of Directors of theRegistrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.
(Registrant)

Date	February 5, 2003	/s/ Daniel R. Lutz
(Signature)*
Daniel R. Lutz Vice President and Chief Financial Officer

*Print name and title of the signing officer under his signature.